Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 2026, is entered into between Professional Diversity Network, Inc., a Delaware corporation located at 55 East Monroe Street, Suite 2120, Chicago, IL 60603 (the "Seller"), and MEB Holdings LLC, a limited liability company organized and existing under the laws of the Commonwealth of Massachusetts, with its principal place of business in the Commonwealth of Massachusetts (the "Buyer").

WHEREAS, Seller owns 100% outstanding and issued shares of common stock (the "Shares"), of NAPW, Inc., a Delaware corporation (File No. 5565542) and IAW, INC. (file 6767005)

(“NAPW/IAW”), both Delaware corporations (the "Company") located at 55 East Monroe Street, Suite 2120, Chicago, IL 60603; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be $150,000.00 (the "Purchase Price").

2.    Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 12:00pm on June 30, 2026 (the "Closing Date") remotely by exchange of documents and signatures (or their electronic counterparts), or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing. At the Closing, Seller shall deliver to Buyer a stock certificate or certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than two business days before the Closing.

3.    Conditions to Buyer's Obligations. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by Buyer) at or prior to the Closing of each of the following conditions:

(a)    Accuracy of Seller Representations. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that speak as of a specified date, which shall be true and correct as of such date).

(b)    Performance of Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c)    No Injunction. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, and no law or regulation, shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

(d)    Delivery of Transfer Instruments. Seller shall have delivered to Buyer the stock certificate(s) evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by duly executed stock powers.

(e)	Trademark Assignment (USPTO Recordable).

(f)    Domain Transfers. Seller shall have delivered a schedule of domain names and shall have initiated transfer of each domain name listed on the Domain Schedule to Buyer's designated registrar account prior to or concurrently with the Closing, and Seller shall have provided Buyer reasonable evidence of such initiation (e. g. , registrar transfer confirmation emails or screenshots).

(g)    Litigation Schedule; Bayne Matter Disclosure. Seller shall have delivered a Litigation Schedule disclosing the Bayne matter referenced by the parties and any other litigation matters in substantially the same form as the Litigation Schedule in Appendix A.

(h)    Accounts/Access Transition. Seller shall have delivered the transition items set forth on Appendix B.

(i)    Appendix C Agreement. The Job Board and Career Fair Services Agreement (Appendix C) shall have been executed and delivered by the parties in final form.

4.    Conditions to Seller's Obligations. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by Seller) at or prior to the Closing of each of the following conditions:

(a)    Accuracy of Buyer Representations. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that speak as of a specified date, which shall be true and correct as of such date).

(b)    Performance of Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

(c)     Seller’s Board Approval. Seller shall have obtained all approvals of its Board of Directors required to authorize and approve the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and such approvals shall remain in full force and effect as of the Closing.

(d)    Payment of Purchase Price. Buyer shall have delivered the Purchase Price by wire transfer of immediately available funds in accordance with Section 2.

5.    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a)    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due execution and delivery by Buyer) constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(c)    The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

(d)    The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(e)    No governmental, administrative or other third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f)    There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g)    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(h)    Financial Condition. To the actual knowledge of Seller, (i) all material liabilities and obligations of the Company (NAPW, Inc. and IAW, Inc.), in excess of Ten Thousand Dollars ($10,000), whether accrued, absolute, contingent, or otherwise, known to Seller as of the date hereof have been disclosed to Buyer, except for the Bayne Matter disclosed in Appendix A; (ii) all federal, state, and local tax returns required to be filed by the Company have been filed and all taxes shown as due and owing have been paid or adequately reserved; and (iii) there are no material undisclosed claims, lawsuits, investigations, or proceedings pending or threatened against the Company other than as disclosed in Appendix A.

(i)    Intercompany Balance. Seller acknowledges that NAPW, Inc. and/or IAW, Inc. carry an intercompany payable balance to Professional Diversity Network, Inc. arising from operational funding transfers between Seller and the Company (the “Intercompany Balance”). Seller represents and warrants that the Intercompany Balance was not established pursuant to any signed promissory note, loan agreement, or formal debt instrument. Seller hereby agrees that the Intercompany Balance shall not constitute an obligation of Buyer or the Company following the Closing, and Seller hereby irrevocably waives any right to collect, demand, or pursue the Intercompany Balance from Buyer, the Company, or any successor entity post-Closing. The Intercompany Balance shall be extinguished in full as of the Closing Date. For purposes of this Agreement, the Intercompany Balance shall include all amounts owed, accrued, funded, advanced, paid, incurred, or allocated by Seller or its affiliates to or on behalf of the Company through the Closing Date, including all expenses incurred through 11:59 p.m. Eastern Time on June 30, 2026, whether or not such amounts have been recorded in QuickBooks, invoiced, paid, accrued, reconciled, or finally determined as of the signing date or Closing Date. Notwithstanding the foregoing, the Intercompany Balance shall not include any invoice, bill, charge, or other obligation first issued or incurred after the Closing Date, regardless of whether the underlying services were performed or the applicable costs accrued before or after the Closing Date.

(j)    No Implied Representations; As-Is. Except for the representations and warranties expressly set forth in this Agreement, the Shares are being transferred and acquired on an "AS IS, WHERE IS" basis, with all faults and subject to all conditions, whether known or unknown. Buyer acknowledges and agrees that neither Seller nor any of its affiliates, representatives, officers, directors, employees, agents, or advisors has made, and Seller expressly disclaims, any representation or warranty of any kind or nature, express or implied, at law or in equity, with respect to the Shares, the Company, its business, operations, assets, liabilities, financial condition, prospects, or any other matter whatsoever, including any implied warranty of merchantability, fitness for a particular purpose, title (other than as expressly set forth herein), non-infringement, profitability, or future performance. Buyer acknowledges that it has conducted, to its satisfaction, an independent investigation and evaluation of the Company and its business and has relied solely upon its own investigation and the representations and warranties expressly set forth in this Agreement in determining to enter into this Agreement and consummate the transactions contemplated hereby. Except in the case of fraud, intentional misrepresentation, or willful misconduct, Buyer hereby waives and releases any claim against Seller arising out of or relating to any representation, warranty, statement, information, projection, forecast, estimate, or other material made available or communicated to Buyer or its representatives, except for the representations and warranties expressly set forth in this Agreement.

6.	Representation and Warranties of Buyer.

(a)    Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

(b)    Buyer has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has obtained all necessary company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by Seller) constitutes Buyer's legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

(c)    Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d)    No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)    There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

7.    Indemnification. Subject to the terms of this Section 7, Seller shall indemnify, defend and hold harmless Buyer and Buyer's affiliates and their respective officers, directors, managers, members, employees, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against any and all losses, liabilities, damages, obligations, claims, Encumbrances, penalties, judgments, settlements, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") to the extent arising out of or resulting from: (1) any breach of any representation or warranty of Seller contained in this Agreement; (2) any breach or non-fulfillment of any covenant or agreement of Seller contained in this Agreement; or (3) the Bayne Matter (as defined in Section 10 and the Litigation Notice), in accordance with the Bayne Special Indemnity. Notwithstanding the foregoing, the aggregate indemnification liability of Seller arising out of or relating to this Agreement shall not exceed the Purchase Price; provided, however, that the foregoing limitation shall not apply to any claim arising from fraud, intentional misrepresentation, willful misconduct, or a willful breach of this Agreement, for which Seller's liability shall not be limited by this Section. For the avoidance of doubt, Seller shall not be liable under the foregoing fraud, intentional misrepresentation, willful misconduct, or willful breach carve-out for any fraud, intentional misrepresentation, willful misconduct, or willful breach committed solely by Megan Mozutto in her capacity as the operator or manager of the Company prior to the Closing Date.

(a)	Indemnification Procedures.

(i)    Notice. A party seeking indemnification under this Section 7 (the "Indemnified Party") shall give written notice to the party from whom indemnification is sought (the "Indemnifying Party") promptly after becoming aware of any claim; provided that failure to give prompt notice shall not relieve the Indemnifying Party of its obligations except to the extent the Indemnifying Party is materially prejudiced by such failure.

(ii)    Third-Party Claims. If any third-party claim is asserted against an Indemnified Party that may give rise to indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party in writing. The Indemnifying Party shall have the right to assume control of the defense of such claim with counsel reasonably acceptable to the Indemnified Party; provided that

(i) the Indemnifying Party shall not settle any claim without the Indemnified Party's prior written consent (not to be unreasonably withheld, conditioned or delayed) if such settlement (A) imposes any non-monetary obligation on the Indemnified Party, (B) includes any admission of fault by the Indemnified Party, or (C) does not include a full and unconditional release of the Indemnified Party, and (ii) the Indemnified Party may participate in the defense with counsel of its own choosing at its own expense.

(iii)         Direct Claims. In the event of any claim for indemnification that does not involve a third-party claim, the Indemnified Party shall give written notice describing the claim and the basis for indemnification and, to the extent reasonably practicable, an estimate of the Losses. The Indemnifying Party shall pay the amount of such Losses within (10) business days after the amount of such Losses is finally determined by mutual agreement of the parties or by a final, non- appealable order of a court of competent jurisdiction.

8.	SEC Reporting; Form 8-K.

(a)    Seller Reporting. Following the Closing, Seller shall prepare and file any Current Report on Form 8-K and any other filings required under the Securities Exchange Act of 1934, as amended, in connection with the transactions contemplated by this Agreement within the time periods required by applicable law.

(b)    Buyer Cooperation. Buyer shall, at the Closing, reasonably cooperate with Seller in connection with the preparation of any such filing and shall promptly provide such information concerning Buyer, the Purchased Shares, and the transactions contemplated hereby as Seller may reasonably request for purposes of complying with applicable securities laws and SEC reporting requirements.

(c)    Confidential Information. Notwithstanding the foregoing, Seller shall not be required to disclose in any SEC filing any confidential or proprietary information of Buyer except to the extent required by applicable law, SEC rules, regulations, or accounting requirements. If Seller determines that disclosure of such information is required, Seller shall, to the extent reasonably practicable, provide Buyer with advance notice thereof and consider in good faith any comments or proposed redactions submitted by Buyer. Buyer acknowledges that Seller is subject to the reporting requirements of the Securities Exchange Act of 1934 and may be required to publicly disclose the existence, terms, and consummation of the transactions contemplated by this Agreement. Buyer shall have no right to delay, prevent, or condition any such disclosure required by applicable law.

(d)    No Delay of Filing. Nothing in this Section shall prevent Seller from making any disclosure or filing that Seller reasonably determines is required by applicable law, SEC rules, regulations, stock exchange requirements, or the advice of its legal counsel.

9.    Further Assurances. Following the Closing, in addition to Form 8-k as described in Section 6, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10.	Bayne Special Indemnity.

(a)    Definition. Bayne matter means the matter referenced by the parties as the Bayne case including any settlement obligations, payment obligations, claims, demands, causes of action, proceedings, judgments, and related attorneys' fees and costs arising therefrom.

(b)    Special Indemnity. Notwithstanding anything to the contrary in this Agreement, Seller shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or relating to the Bayne Matter, including any failure to complete settlement payments.

(c)    Intercompany Balance Indemnity. Notwithstanding anything to the contrary in this Agreement, Seller shall indemnify, defend and hold harmless the Buyer

Indemnified Parties from and against any and all Losses arising out of or relating to any claim by Seller or any affiliate of Seller to recover the Intercompany Balance from Buyer or the Company following the Closing.

11.    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

12.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

13.    Survival. All representations, warranties, covenants, agreements, indemnification rights, and indemnification obligations contained in this Agreement, or in any certificate, exhibit, schedule, closing document, or other instrument delivered pursuant to this Agreement, shall not merge into any deed, bill of sale, assignment, transfer document, or other Closing instrument and shall survive for a period of twelve (12) months following the Closing Date; provided, however, that any tax claim shall survive until expiration of applicable statute of limitation and any claim arising from fraud, intentional misrepresentation, willful misconduct, or a willful breach of this Agreement shall survive twenty-four (24) months. For the avoidance of doubt, the foregoing survival period for fraud, intentional misrepresentation, willful misconduct, or willful breach shall apply solely to acts or omissions of Seller occurring prior to the Closing Date or in connection with the negotiation, execution, and consummation of this Agreement. The Bayne Special Indemnity shall survive the Closing indefinitely and shall not be limited by any survival period.

14.    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

15.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

16.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

BUYER: MEB Holdings LLC, By: MEGAN BOZZUTO (Manager/Member)

7/2/2026
SELLER: PROFESSIONAL DIVERSITY NETWORK, INC. By Name: Bella Gu Title: CFO 7/2/2026

APPENDIX A – LITIGATION SCHEDULE

This Litigation Schedule is delivered by Seller to Buyer pursuant to Section 3(g) of the Agreement. Capitalized terms used but not defined in this Litigation Schedule have the meanings set forth in the Agreement.

Disclosed Litigation Matters.

1.
Matter/ Case Name	Court Agency/ Forum	Case No.	Parties	Nature of Matter	Current Status	Settlement/ Payment Obligations	Exposure/ Losses	Insurance Co
Bayne						Payment dates from Bayne Funding the Qualified Settlement Fund - 350k by April 3, 2026 and 350k by June 12, 2026
2.	Threatened or Unfiled Claims.

Except as disclosed above, Seller has not received written notice of any pending or threatened claim, demand, action, suit, arbitration, investigation, legal proceeding, governmental inquiry, settlement obligation, payment obligation, judgment, order, or dispute involving Seller, the Company, NAPW/IAW, the Shares, or the transactions contemplated by the Agreement.

3.	Transaction-Related Proceedings.

Except as disclosed above, there are no actions, suits, claims, investigations, or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by the Agreement.

4.	No Limitation on Indemnity.

The disclosure of any matter on this Litigation Schedule shall not limit, reduce, waive, or otherwise affect Seller’s obligations under the Agreement, including

Seller’s obligation to indemnify, defend, and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or relating to the Bayne Matter.

APPENDIX B - TRANSITION SCHEDULE: ACCOUNTS, ACCESS, CORPORATE DOCUMENTS & INTELLECTUAL PROPERTY

Account Transfers

All business accounts, platforms, and digital assets associated with IAW shall be transferred to the designated administrator(s) or owner(s) appointed by IAW within thirty (30) days of the closing date. Prior to closing, the PDN team shall ensure that all necessary access is in place, including but not limited to credential sharing, password resets, and administrative access grants, so that no disruption to business operations occurs during the transition period.

The following accounts require ownership or administrative transfer to IAW's designated person(s) upon closing. Megan Bozzuto currently holds admin or ownership access to the majority of IAW's business platforms and tools; the list below reflects the remaining accounts requiring action. All transfers shall be completed within thirty (30) days of the closing date, with PDN ensuring sufficient access and support prior to closing (e.g., password resets, admin grants).

Should any additional accounts or assets requiring transfer be identified after closing, both parties agree to handle such transfers in good faith and without dispute.

●	Quickbooks

●	Trinet

●	Microsoft Outlook

●

Domain List: to include iawomen.com, napw.com, napw.net, iawomen.org, NAPWEMAIL.COM and any other associated domains). PDN to initiate registrar transfer of all domains to Buyer's designated registrar account

●	Wordpress Blog Site (blog.iawomen.com)

Corporate & Governing Documents

Seller shall provide Buyer with copies of all corporate and governing documents related to IAW, including but not limited to: bylaws, articles of incorporation or organization, operating agreements, board or member resolutions, and any amendments thereto. All such documents shall be delivered to Buyer on or before the closing date.

Trademark Assignment

Seller delivers an executed Trademark Assignment Agreement transferring Registration No. 5549698 from Professional Diversity Network, Inc. to Buyer, in recordable form for filing with the USPTO.

APPENDIX C - JOB BOARD AND CAREER FAIR SERVICES AGREEMENT

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) is entered into as of the date this Agreement is executed by the last of the parties to sign (the “Effective Date”), by and between TalentAlly, with a principal place of business located at 55 East Monroe Street, Suite 2120, Chicago, IL 60603, (“TalentAlly”) and Partner (“Customer”). TalentAlly and Partner are referred to herein individually as a “Party”         and         collectively         as         the         “Parties”.

RECITALS

WHEREAS, TalentAlly has certain tools and expertise that enable it to efficiently advertise and promote job boards and career fairs; and

WHEREAS, TalentAlly has agreed to provide such services for Partner, and Partner has agreed to receive such services from TalentAlly in accordance with the terms and conditions set forth in this Agreement.

In consideration of the foregoing, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I. SERVICES

Scope of Services. TalentAlly will provide to Partner services (“Services”) set forth in one or more statements of work in a form materially consistent with the template attached hereto as Exhibit A (each, an “SOW”), each of which shall be incorporated herein by reference upon execution by both Parties. Either Party may request changes to an executed SOW by delivering to the other Party a written change request (“Change Request”), specifying the requested changes. In response, TalentAlly may prepare and deliver to Partner a proposed amendment to such Statement of Work (“Amendment”) that addresses the Change Request and its impact on the existing SOW (including costs, fees, and timelines). No Amendment shall be effective until executed by both Parties, provided that the Parties shall negotiate in good faith any equitable changes in pricing due to a Change Request and subsequent Amendment.

Article II.         RELATIONSHIP

Independent Contractor. It is the express intention of the Parties that TalentAlly is an independent Contractor and not an employee, agent, joint venture or partner of Partner for purposes of any federal, state or local income, employment or other taxes, or for any other purposes, including without limitation for purposes of participation in and eligibility for benefits under any employee benefit or compensation plan, program or arrangement offered by Partner.

Article III.         FEES AND PAYMENTS

Fees. Amounts due and payable from one Party to the other shall be set forth in the applicable SOW and shall be paid via a commercially reasonable method as agreed to by the Parties.

Article IV.         INTELLECTUAL PROPERTY

Partner Materials. To facilitate the performance of the Services, Partner shall provide TalentAlly with documents, works of authorship, trademarks, copyrightable materials, designs, themes, data, and other materials. (“Customer Materials”). As between the Parties, all Partner Materials, including all copyrights, trademarks, patents, trade secrets, and any other proprietary rights (“IP Rights”) inherent therein and appurtenant thereto, shall remain the sole and exclusive property of Partner. This Agreement confers upon TalentAlly a non-exclusive, worldwide, royalty-free, limited license to use the Partner Materials solely in connection with this Agreement. TalentAlly shall have no right to use, reproduce, disclose, distribute, alter, make derivative works, publish, and/or sublicense Partner Materials for any purpose other than performance hereunder.

TalentAlly Materials. As between the Parties, all documents, works of authorship, copyrightable materials, processes, inventions, designs, themes, data, and other materials developed by or on behalf of TalentAlly in relation to the performance of the Services, including all IP Rights inherent therein and appurtenant thereto (collectively, the "TalentAlly Materials") will remain the sole and exclusive property of TalentAlly.

Article V. Non-Exclusivity. The relationship established by this Agreement is non-exclusive. Nothing in this Agreement will prohibit, limit, or restrict TalentAlly from marketing and selling its products and services, in whole or in part, directly or indirectly, to any third party, including entities known to or competitive with Partner.

Article VI.         TERM AND TERMINATION

Term. This Agreement shall be effective upon the Effective Date and shall remain in effect for one (1) year (the “Term”). This Agreement shall automatically renew for successive periods of one (1) year unless cancelled by either Party with written notice sixty (60) days prior to the renewal date. This Agreement shall continue to renew in perpetuity as long as there is an active SOW.

Termination for Cause. If any Party is in material breach of any provision of this Agreement and such breach is not cured within thirty (30) calendar days after written notice is given to the breaching Party, any non-breaching Party may, by giving written notice thereof to all Parties, terminate this Agreement without penalty.

Effect of Termination. Upon termination or expiration of this Agreement, any right or license granted to hereunder shall immediately cease; and any amounts due from one Party to the other shall become immediately payable

Article VII.         REPRESENTATIONS AND WARRANTIES

Mutual Representations and Warranties. Each Party represents and warrants that: (a) it is duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of its incorporation or organization; (b) it has all necessary rights and the corporate power and authority to enter into this Agreement and perform the obligations required herein; (c) this Agreement constitutes a legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms; and (d) the execution, delivery and performance of this Agreement does not and shall not conflict with or result in a violation of the organizational documents of such Party.

TalentAlly’s Reps and Warranties. TalentAlly represents and warrants to Partner that: (a) the Services shall be performed in a high quality, professional and workmanlike manner, consistent with industry standards; and (b) all TalentAlly personnel assigned to perform the Services will have the proper and necessary skill, training, qualifications and background.

7.3 Partner’s Reps and Warranties. Partner represents and warrants to TalentAlly that Partner’s provision of the Partner Materials, and TalentAlly’s use thereof as authorized herein, will not violate the rights of any third party, including without limitation the IP rights of any third party.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, TALENTALLY MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES

IMPLIED BY LAW, OR ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT, REGARDING THIS AGREEMENT, OR THE PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

Article VIII.         CONFIDENTIALITY

Confidentiality Obligation. Each Party (as “Discloser”) may disclose to the other Party (as “Recipient”) information designated confidential at the time of disclosure, or that should reasonably be understood to be confidential given the nature of the information and the circumstances surrounding its disclosure, including the terms and conditions of this Agreement (“Confidential Information”). Recipient will not use or disclose Discloser’s Confidential Information without Discloser’s written permission, except as authorized by this Agreement or to employees, officers, directors, advisors, consultants, agents, and affiliates requiring such information for the purposes of this Agreement. Recipient will protect Discloser’s Confidential Information as strictly confidential to the same extent it protects its own Confidential Information, and with not less than a reasonable standard of care.

Information shall not be deemed to be Confidential Information to the extent it: (i) is known to Recipient prior to the disclosure thereof by Discloser; (ii) is obtained, whether directly or indirectly, by Recipient from a source other than Discloser without violation of a legal obligation by any entity; or

(i)	is or becomes public knowledge without violation of a legal obligation by any entity.

The Parties acknowledge that any threatened or actual breach of this Section shall constitute immediate, irreparable harm to Discloser for which monetary damages will not be an adequate remedy and as to which equitable remedies shall be awarded by a court of competent jurisdiction without the requirement of posting a bond or undertaking or proving injury as a condition for relief.

Article IX.         INDEMNIFICATION AND LIMITATION OF LIABILITY

Indemnification. Each Party (as “Indemnitor”) shall indemnify, defend, and hold harmless the other Party, its affiliates, officers, directors, employees, agents, and Partner’s (collectively, “Indemnitees”) from and against any and all loss, liability, cost, damages, judgments, fines and expense, including attorneys' fees, which may be incurred by an Indemnitee in connection with any claims, actions, or demands by a third party arising out of or related to: (a) a breach of any of the representations, warranties or covenants of this Agreement or violations of applicable law by Indemnitor; or (b) Indemnitor’s negligence, willful misconduct, or willful misrepresentation.

Limitation of Liability. TO THE MAXIMUM EXTENT ALLOWABLE UNDER APPLICABLE LAW, TalentAlly SHALL NOT BE LIABLE TO PARTNER OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, ANY LOSS OF BUSINESS OR PROFITS, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT BASED ON BREACH OF WARRANTY, CONTRACT, OR NEGLIGENCE IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TO THE MAXIMUM EXTENT ALLOWABLE UNDER APPLICABLE LAW, TalentAlly’S AGGREGATE LIABILITY FOR ANY CLAIMS ARISING FROM OR RELATED TO THIS AGREEMENT WILL NOT IN ANY EVENT EXCEED THE AMOUNT OF MONEY RECEIVED BY TalentAlly FOR THE PERFORMANCE OF THE SERVICES DURING THE PREVIOUS TWELVE

(12)	MONTHS.

Article X.         GENERAL PROVISIONS

Assignment. Neither Party may assign or transfer (directly or indirectly by any means, including by operating of law or otherwise) this Agreement or their rights or obligations hereunder to any other entity without first obtaining the prior written consent of the other party. Any assignment or transfer in violation of this section shall be null and void.

Amendment; Waiver. This Agreement may be amended or supplemented only in writing. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Applicable Law. All questions concerning the validity, interpretation and performance of this Agreement shall be governed by and decided in accordance with the laws of the State of Illinois, without regard to any conflicts of laws and principles thereof.

Notices. Any notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed delivered to a Party: (a) when delivered by hand or nationally recognized overnight courier; or (b) six (6) calendar days after the date of mailing if mailed by certified mail, return receipt requested, postage prepaid, in each case to the address of such Party first set forth above (or at such other address as the Party may from time to time specify by notice delivered in the foregoing manner).

Entire Agreement. This Agreement, together with its exhibits, sets forth the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes any and all prior proposals, agreements, understandings, and contemporaneous discussions, whether oral or written, between the Parties with respect to the subject matter of this Agreement.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Each Party agrees that signature pages may be detached from separate counterparts and attached to a separate counterpart so that all signature pages are physically attached to the same document. Transmission by facsimile or PDF of an executed counterpart to this Agreement will be deemed due and sufficient delivery of such counterpart, and a photocopy of an executed counterpart sent by facsimile or PDF transmission shall be deemed a duplicate original.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and does hereby warrant and represent that its respective signatory whose signature appears below has been and is on the date set forth above duly authorized by all necessary and appropriate corporate action to execute and make binding this Agreement.

TalentAlly

Name:

Title:

Date:

International Association of Women

Name:

Title:

Date:

STATEMENT OF WORK

This STATEMENT OF WORK (this “SOW”) is entered into as of the date this SOW is executed by the last of the Parties to sign (the “SOW Effective Date”) by and between TalentAlly, with a principal place of business located at 55 East Monroe Street, Suite 2120, Chicago, IL 60603, (TalentAlly) and Partner (Partner). This SOW is incorporated into and made a part of that certain Master Services Agreement (the “Agreement”) by and between the Parties. Capitalized terms not otherwise defined in this SOW will have the meanings ascribed to them in the Agreement.

Article XI. PURPOSE. By executing this SOW, TalentAlly agrees to provide to Partner the services (“Services”) set forth in Section 3 below.

Article XII.         TERM AND TERMINATION

Unless terminated earlier in accordance with the Agreement, the term of this SOW shall begin on the SOW Effective Date and shall continue until the Services have been completed (the “SOW Term”).

Article XIII.         SERVICE DETAILS

TalentAlly shall produce two virtual career fairs annually, with dates to be agreed no later than three months prior to the first career fair each year. These events shall coincide with Women’s History Month (March) and Women’s Equality Day (August).

TalentAlly Obligations

●	TalentAlly shall undertake all reasonable necessary steps to create and host a virtual job board to fit with Partner’s brand.

●	TalentAlly shall advertise, market, promote, and sell the career fair to the best of their ability.

●	TalentAlly shall be responsible for providing job board and post-event reporting.

●	TalentAlly shall collect the fees from each company who posts on the job board and attends the career fair.

Partner Obligations

●	Partner shall provide reasonable access to their audience through their available communication and advertising channels, to promote the job board and career fair.

●	Partner shall advertise the job board to its audience.

●	Partner shall provide to TalentAlly any and all reasonably necessary intellectual property so that TalentAlly may execute their duties in hosting the career fair and job board.

●	Partner shall link the job board to their main website in the navigation header for reasonable visibility.

Article XIV.         PARTY CONTACTS

TalentAlly Point of Contact. For any issues concerning this SOW, please contact Russell Esquivel Partner Point of Contact. For any issues concerning this SOW, please contact Megan Bozzuto Article XV.         FEES

5.1

    Transaction Fee. Each job posting shall incur a 3% transaction fee which TalentAlly shall deduct from the total gross revenue.

5.2	Revenue Split.

●	After deducting the transaction fee, the remaining gross revenue from each job posting shall be split 60/40, with TalentAlly receiving sixty (60%) and Partner receiving forty (40%)

●

If the career fair takes place in a brick and mortar venue, and is part of a National Conference, or other national event, the event cost will be the responsibility of the Partner. If the event is virtual, TalentAlly will cover the cost of leasing a platform. If Partner wishes to use a virtual platform, other than the sanctioned platform used by TalentAlly, Partner will be responsible for those platform fees. If TalentAlly is responsible for the fees of providing the career fair platform, Partner will earn forty percent (40%) of gross revenues. If Partner is responsible for the fees of providing the career fair platform Partner will earn fifty (50%) of gross revenues collected from participating companies.

5.3	Payment Date.

●

Partner will be eligible to receive 40% of the gross revenues earned by TalentAlly from ecommerce/self-service transactions associated with the Partner Job Board (excluding jobs cross-posted from other job boards in TalentAlly Channels) (the “E-Commerce Payment’‘). At the end of each quarter, TalentAlly shall pay to Partner each E-Commerce Payment, Job Posting Payment due and owing in respect of such calendar month, if any. In the event Partner collects or receives any revenues from Job Posting Payments, Partner shall remit to TalentAlly its share (i.e., 60%) in a manner consistent with the foregoing.

●

Career fair payment will be made in 2 two installments. The first installment will be due no later than 2 weeks after the event closes; the second installment is due within 5 weeks after the event closes. TalentAlly will invoice and collect all fees.

IN WITNESS WHEREOF, each of the Parties has caused this SOW to be executed and does hereby warrant and represent that its respective signatory whose signature appears below has been and is on the date set forth above duly authorized by all necessary and appropriate corporate action to execute and make binding this SOW.

TalentAlly

Name:

Title:

Date:

International Association of Women

Name:

Title:

Date: